Exhibit 99.1

Bristol-Myers Squibb Completes Divestment of UPSA

(NEW YORK, July 1, 2019) – Bristol-Myers Squibb Company (NYSE:BMY) announced today that effective July 1, 2019 it has completed its previously announced divestment of its consumer health business, UPSA, to Taisho Pharmaceutical Co., Ltd (Taisho), the largest over-the-counter drug company in Japan.

The divestiture is part of Bristol-Myers Squibb’s strategy to simplify and to realign its business portfolio to address changes in its business and the future requirements of its evolving pipeline. UPSA is focused on delivering important consumer medicines in France, across Europe and additional countries that are outside of the Bristol-Myers Squibb core focus. The Company is focusing resources on its highest priorities of discovering, developing and delivering transformational medicines for patients facing serious diseases.

About Bristol-Myers Squibb

Bristol-Myers Squibb is a global biopharmaceutical company whose mission is to discover, develop and deliver innovative medicines that help patients prevail over serious diseases. For more information about Bristol-Myers Squibb, visit us at BMS.com or follow us on LinkedIn, Twitter, YouTube and Facebook.

Bristol-Myers Squibb Forward-Looking Statement

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 regarding, among other things, the research, development and commercialization of pharmaceutical products and the transaction. All statements that are not statements of historical facts are, or may be deemed to be, forward-looking statements. Such forward-looking statements are based on historical performance and current expectations and projections about our future financial results, goals, plans and objectives and involve inherent risks, assumptions and uncertainties, including internal or external factors that could delay, divert or change any of them in the next several years, that are difficult to predict, may be beyond our control and could cause our future financial results, goals, plans and objectives to differ materially from those expressed in, or implied by, the statements. These risks, assumptions, uncertainties and other factors include, among others, any delay or inability of Bristol-Myers Squibb to realize the expected benefits of the transaction. No forward-looking statement can be guaranteed. Forward-looking statements in this press release should be evaluated together with the many risks and uncertainties that affect Bristol-Myers Squibb's business and market, particularly those identified in the cautionary statement and risk factors discussion in Bristol-Myers Squibb's Annual Report on Form 10-K for the year ended December 31, 2018, as updated by our subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the Securities and Exchange Commission. The forward-looking statements included in this document are made only as of the date of this document and except as otherwise required by applicable law, Bristol-Myers Squibb undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise.

###
Contacts

Media:
U.S. – Priyanka Shah, +1-609-252-7602, Priyanka.shah1@bms.com
France – Frederique Saas, +33 6 18 45 09 42, frederique.saas@bms.com
Japan – Erika Nakajima, +81 3-6705-7790, erika.nakajima@bms.com

Investors:
Tim Power, +1-609-252-7509, timothy.power@bms.com